Contacts:

Investors: Validus Holdings, Ltd. Jon Levenson, Executive Vice President +1-441-278-9000	Media: Brunswick Group Greg Faje / Beau Allen +1-212-333-3810

Validus Releases 2011 Loss Development Triangles
PEMBROKE, Bermuda, November 9, 2012 - Validus Holdings, Ltd. (NYSE: VR) (“Validus”) today announced that it has published its 2011 Loss Development Triangles (“Triangles”) on its website www.validusholdings.com under the Investor Relations - Financial Results section.
The Triangles provide stakeholders with additional insight into the loss reserves held on Validus' balance sheet as at December 31, 2011 and present accident year and underwriting year data for nine loss reserve groups plus three summary categories.
The data posted on www.validusholdings.com will be in both pdf and excel format.

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183.